================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K
                            DATED DECEMBER 29, 1997

                    FILED PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                       LORAL SPACE & COMMUNICATIONS LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      ISLANDS OF BERMUDA                    1-14180                       13-3867424
        (STATE OR OTHER                   (COMMISSION                    (IRS EMPLOYER
        JURISDICTION OF                  FILE NUMBER)                   IDENTIFICATION
        INCORPORATION)                                                      NUMBER)

             600 THIRD AVENUE, NEW YORK, NEW YORK                            10016
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (212) 697-1105

================================================================================

                                AMENDMENT NO. 1

        The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated December 29, 1997, as set forth below:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (b) Pro Forma Financial Information

          Unaudited Pro Forma Condensed Consolidated Financial Statements of Loral Space & Communications Ltd. ("Loral"), Satelites Mexicanos, S.A. de C.V. ("SatMex"), Orion Network Systems, Inc. ("Orion"), Space Systems/Loral, Inc. ("SS/L") and AT&T Skynet Satellite Services ("Skynet") as of September 30, 1997 and for the nine months ended September 30, 1997 and December 31, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             LORAL SPACE & COMMUNICATIONS LTD.
                                          --------------------------------------
                                                       (Registrant)

                                          By:    /s/ MICHAEL P. DEBLASIO
                                            ------------------------------------
                                                    Michael P. DeBlasio
                                              Senior Vice President -- Finance

Date: March 4, 1998

                            PRO FORMA FINANCIAL DATA

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
   AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             AND DECEMBER 31, 1996

     The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 and statements of operations for the nine months ended September 30, 1997 and December 31, 1996 give effect to 1) the acquisition of a 49% indirect economic interest in SatMex completed on December 29, 1997, which will be accounted for using the equity method of accounting, 2) the acquisition between March 25, 1997 and June 23, 1997 by Loral of the remaining SS/L common stock not previously owned, pursuant to agreements negotiated in February 1997,
3) the acquisition by Loral of Skynet on March 14, 1997, and 4) the proposed acquisition by Loral of Orion which is subject to regulatory and Orion shareholder approvals and is expected to close in the first quarter of 1998. The SS/L and Skynet acquisitions are reflected in Loral's historical unaudited condensed consolidated balance sheet as of September 30, 1997 and the unaudited pro forma condensed consolidated balance sheet assumes the SatMex acquisition and the proposed Orion acquisition occurred as of September 30, 1997. The unaudited pro forma condensed consolidated statements of operations assume that these acquisitions occurred as of April 1, 1996. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1997 is based on the historical unaudited condensed consolidated statement of operations of Loral which includes the results of operations for SS/L from January 1, 1997 and the related minority interest, and Skynet for the period March 14, 1997 to September 30, 1997. The historical Loral condensed consolidated statement of operations for the nine months ended December 31, 1996 reflect the results of operations from the inception of Loral in April 1996 through December 31, 1996. The unaudited pro forma condensed consolidated statement of operations information for the nine months ended December 31, 1996 is based on the historical condensed consolidated statements of operations of Loral and Orion as well as the condensed statements of operations of SS/L and Skynet for that period. The unaudited pro forma condensed statements of operations for Orion for the nine months ended December 31, 1996 and September 30, 1997 reflect the pro forma effects of certain transactions completed by Orion in January 1997, as if such transactions had occurred January 1, 1996. Equity in the net loss of SatMex has been included in the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 1997 and December 31, 1996, based on Loral's share of the pro forma results of SatMex for such periods. The unaudited pro forma condensed consolidated financial statements reflect the purchase method of accounting and the adjustments and assumptions described in the accompanying notes.

     Pending completion of valuations and allocation of their respective fair values, the pro forma adjustments for SS/L, Skynet and SatMex are based upon preliminary estimates of fair values and the pro forma adjustments for Orion are based on historical values of assets and liabilities. Actual adjustments will be based on final appraisals and other analyses of fair values, which are not expected to result in material adjustments. The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the audited consolidated financial statements and notes of the respective companies. The unaudited pro forma condensed consolidated statements of operations data may not be indicative of the results that actually would have occurred if the acquisitions had taken place on April 1, 1996, or future results.

                       LORAL SPACE & COMMUNICATIONS LTD.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                 SKYNET         SATMEX                                   ORION
                                                PRO FORMA      PRO FORMA                               PRO FORMA       PRO FORMA
                                    LORAL      ADJUSTMENTS    ADJUSTMENTS     SUBTOTAL      ORION     ADJUSTMENTS     AS ADJUSTED
                                  ----------   -----------    -----------    ----------    --------   -----------     -----------
                                                (NOTE 2)       (NOTE 3)                                (NOTE 5)

                                                             ASSETS
Current assets:
 Cash and cash equivalents......  $  193,164    $              $(91,700)(h)  $  101,464    $ 82,811    $      --      $  184,275
 Contracts in process...........     459,916          --             --         459,916      10,616           --         470,532
 Inventories....................      94,074          --             --          94,074          --           --          94,074
 Restricted assets..............          --          --             --              --      50,064           --          50,064
 Other current assets...........     186,087         708((f)         --         186,795       8,076           --         194,871
                                  ----------    --------       --------      ----------    --------    ---------      ----------
Total current assets............     933,241         708        (91,700)        842,249     151,567           --         993,816
Property, plant and equipment,
 net............................     768,277      34,764(f)          --         803,041     388,813           --       1,191,854
Cost in excess of net assets
 acquired, less amortization....     436,632     (30,309)(f)         --         406,323      21,119      385,804 (i),(j    792,127
                                                                                                         (21,119)(j)
Long-term receivables...........     104,574          --             --         104,574          --           --         104,574
Investments in affiliates.......     358,926                     91,700(h)      450,626          --           --         450,626
Restricted and segregated
 assets.........................          --          --             --              --     309,734           --         309,734
Other assets....................     147,004       4,296(f)          --         151,300      30,211       (5,000)(i)     176,511
                                  ----------    --------       --------      ----------    --------    ---------      ----------
                                  $2,748,654    $  9,459       $     --      $2,758,113    $901,444    $ 359,685      $4,019,242
                                  ==========    ========       ========      ==========    ========    =========      ==========

                                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable...............  $  227,998    $     --       $     --      $  227,998    $  3,015    $   5,000(i)   $  236,013
 Customer advances..............      75,981          --             --          75,981          --           --          75,981
 Accrued interest and preferred
   dividends....................      11,005          --             --          11,005      11,315         (875)(j)      21,445
 Other current liabilities......      53,909      (4,052)(f)         --          49,857      18,918          688(j)       69,463
 Income taxes payable...........       5,452          --             --           5,452          --           --           5,452
 Deferred income taxes..........      64,805          --             --          64,805          --           --          64,805
 Current portion of long-term
   debt.........................       2,146          --             --           2,146       9,162           --          11,308
                                  ----------    --------       --------      ----------    --------    ---------      ----------
Total current liabilities.......     441,296      (4,052)            --         437,244      42,410        4,813         484,467
Deferred income taxes...........      45,108          --             --          45,108          --           --          45,108
Pension and other postretirement
 liabilities....................      57,088          --             --          57,088          --           --          57,088
Long-term liabilities...........      38,238      13,291(f)          --          51,529      21,850           --          73,379
Long-term debt..................     229,323          --             --         229,323     790,561      (60,000)(j)     959,884
Minority interest...............      11,136          --             --          11,136          --           --          11,136
Commitments and contingencies
Redeemable Convertible Preferred
 Stock..........................          --          --             --              --     117,868     (117,868)(j)          --
Shareholders' equity:
 Series A convertible preferred
   stock, par value $.01........         459          --             --             459          --           --             459
 Series C convertible redeemable
   preferred stock, par value
   $.01.........................     731,195          --             --         731,195          --           --         731,195
 Common stock, par value $.01...       2,007          --             --           2,007          --          191(j)        2,198
 Paid-in capital................   1,214,850          --             --       1,214,850          --      467,165 (j),(k  1,682,015
 Treasury stock.................      (1,680)         --             --          (1,680)         --           --          (1,680)
 Unearned compensation..........          --          --             --              --          --       (5,861)(k)      (5,861)
 Retained deficit...............     (20,366)        220(f)          --         (20,146)         --           --         (20,146)
 Orion preacquisition deficit...          --          --             --              --     (71,245)      71,245(l)           --
                                  ----------    --------       --------      ----------    --------    ---------      ----------
Total shareholders' equity......   1,926,465         220             --       1,926,685     (71,245)     532,740       2,388,180
                                  ----------    --------       --------      ----------    --------    ---------      ----------
                                  $2,748,654    $  9,459       $     --      $2,758,113    $901,444    $ 359,685      $4,019,242
                                  ==========    ========       ========      ==========    ========    =========      ==========

 See notes to unaudited pro forma condensed consolidated financial statements.

                       LORAL SPACE & COMMUNICATIONS LTD.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

PERIODS COVERED:
Loral and Orion January 1 -- September 30, 1997
Skynet January 1 -- March 14, 1997 (Pre-acquisition period)

                                                                                        PRO           ORION
                                                      PRO FORMA                        FORMA        PRO FORMA
                             LORAL       SKYNET      ADJUSTMENTS           SUBTOTAL    ORION       ADJUSTMENTS
                           ----------   --------   ----------------        --------   --------     -----------
                                        (NOTE 2)   (NOTES 1, 2, 3)                    (NOTE 4)      (NOTE 5)

Revenues.................  $1,002,619   $ 17,938       $(24,829)(c)        $995,728   $ 54,539       $     --
Costs and expenses.......     993,527     14,066        (20,137)(c),(f)     987,456     85,459          6,748(j)(k)
                           ----------   --------       --------            --------   --------       --------
  Operating income
    (loss)...............       9,092      3,872         (4,692)              8,272    (30,920)        (6,748)
Loss from failure of
  satellite..............          --    (20,500)            --             (20,500)        --             --
Interest income (expense)
  net....................      23,106     (2,500)       (11,284)(b),(e),(h)    9,322   (52,841)         3,937(k)
Other income (expense)...          --         --             --                  --         21             --
                           ----------   --------       --------            --------   --------       --------
  Pre-tax income
    (loss)...............      32,198    (19,128)       (15,976)             (2,906)   (83,740)        (2,811)
Income taxes.............      17,582     (1,465)        (3,198)(d),(g)      12,919         --        (27,760)(l)
                           ----------   --------       --------            --------   --------       --------
  Income (loss) before
    equity in net loss of
    affiliates...........      14,616    (17,663)       (12,778)            (15,825)   (83,740)        24,949
Equity in net loss of
  affiliates.............     (24,320)        --        (11,447)(h)         (35,767)        --             --
Minority interest........      (4,960)        --          4,960(a)               --         --             --
                           ----------   --------       --------            --------   --------       --------
  Net income (loss)......     (14,664)   (17,663)       (19,265)            (51,592)   (83,740)        24,949
Preferred dividends......     (14,580)        --             --             (14,580)    (6,933)         6,933(k)
                           ----------   --------       --------            --------   --------       --------
  Net income (loss)
    attributable to
    common shares........  $  (29,244)  $(17,663)      $(19,265)           $(66,172)  $(90,673)      $ 31,882
                           ==========   ========       ========            ========   ========       ========
Earnings (loss) per share
  (Note 6):
  Primary................  $    (0.12)                                     $  (0.27)
                           ==========                                      ========
  Fully Diluted..........  $    (0.12)                                     $  (0.27)
                           ==========                                      ========
Shares used in per share
  calculations;
  Primary................     240,539                                       245,665
                           ==========                                      ========
  Fully Diluted..........     240,539                                       245,665
                           ==========                                      ========
Common shares outstanding
  at September 30,
  1997...................     200,633                                       200,633
                           ==========                                      ========


Revenues.................  $1,050,267
Costs and expenses.......   1,079,663
                           ----------
  Operating income
    (loss)...............     (29,396)
Loss from failure of
  satellite..............     (20,500)
Interest income (expense)
  net....................     (39,582)
Other income (expense)...          21
                           ----------
  Pre-tax income
    (loss)...............     (89,457)
Income taxes.............     (14,841)
                           ----------
  Income (loss) before
    equity in net loss of
    affiliates...........     (74,616)
Equity in net loss of
  affiliates.............     (35,767)
Minority interest........          --
                           ----------
  Net income (loss)......    (110,383)
Preferred dividends......     (14,580)
                           ----------
  Net income (loss)
    attributable to
    common shares........  $ (124,963)
                           ==========
Earnings (loss) per share
  (Note 6):
  Primary................  $    (0.47)
                           ==========
  Fully Diluted..........  $    (0.47)
                           ==========
Shares used in per share
  calculations;
  Primary................     264,772
                           ==========
  Fully Diluted..........     264,772
                           ==========
Common shares outstanding
  at September 30,
  1997...................     219,740
                           ==========

 See notes to unaudited pro forma condensed consolidated financial statements.

                       LORAL SPACE & COMMUNICATIONS LTD.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                   ORION
                                                             PRO FORMA                              PRO FORMA    PRO FORMA
                        LORAL*       SS/L       SKYNET      ADJUSTMENTS        SUBTOTAL               ORION     ADJUSTMENTS
                       --------   ----------   --------   ---------------     ----------            ---------   -----------
                                   (NOTE 1)    (NOTE 2)   (NOTES 1, 2, 3)                           (NOTE 4)     (NOTE 5)
Revenues.............  $  5,088   $1,017,653   $ 84,435       $(96,488)(c)    $1,010,688            $  34,201    $     --
Costs and expenses...    17,606      963,517     39,051        (58,867)(a),(c),(f)    961,307          64,149       7,119(j),(k)
                       --------   ----------   --------       --------        ----------            ---------    --------
  Operating income
    (loss)...........   (12,518)      54,136     45,384        (37,621)           49,381              (29,948)     (7,119)
Interest income
  (expense), net.....    28,699        6,081    (11,305)       (35,570)(b),(e),(h)    (12,095)        (70,130)      2,245(k)
                       --------   ----------   --------       --------        ----------            ---------    --------
  Pre-tax income
    (loss)...........    16,181       60,217     34,079        (73,191)           37,286             (100,078)     (4,874)
Income taxes.........     2,912       27,643     13,369        (23,681)(d),(g)     20,243                  --     (19,128)(l)
                       --------   ----------   --------       --------        ----------            ---------    --------
  Income (loss)
    before equity in
    net loss of
    affiliates.......    13,269       32,574     20,710        (49,510)           17,043             (100,078)     14,254
Equity in net loss of
  affiliates.........    (4,392)      (1,549)        --        (36,748)(a),(h)    (42,689)                 --          --
                       --------   ----------   --------       --------        ----------            ---------    --------
  Net income
    (loss)...........     8,877       31,025     20,710        (86,258)          (25,646)            (100,078)     14,254
Preferred
  dividends..........        --           --         --             --                --               (6,837)      6,837(k)
                       --------   ----------   --------       --------        ----------            ---------    --------
  Net income (loss)
    attributable to
    common shares....  $  8,877   $   31,025   $ 20,710       $(86,258)       $  (25,646)           $(106,915)   $ 21,091
                       ========   ==========   ========       ========        ==========            =========    ========
Earnings (loss) per
  share (Note 6):
  Primary............  $   0.04                                               $    (0.11)
                       ========                                               ==========
  Fully Diluted......  $   0.04                                               $    (0.11)
                       ========                                               ==========
Shares used in per
  share calculations;
  average shares
  outstanding:
  Primary............   229,396                                                  241,026
                       ========                                               ==========
  Fully Diluted......   229,396                                                  241,026
                       ========                                               ==========
Common shares
  outstanding at
  December 31,
  1996...............   191,092                                                  199,135
                       ========                                               ==========


                        PRO FORMA
                       AS ADJUSTED
                       ------------

Revenues.............   $1,044,889
Costs and expenses...    1,032,575
                        ----------
  Operating income
    (loss)...........       12,314
Interest income
  (expense), net.....      (79,980)
                        ----------
  Pre-tax income
    (loss)...........      (67,666)
Income taxes.........        1,115
                        ----------
  Income (loss)
    before equity in
    net loss of
    affiliates.......      (68,781)
Equity in net loss of
  affiliates.........      (42,689)
                        ----------
  Net income
    (loss)...........     (111,470)
Preferred
  dividends..........           --
                        ----------
  Net income (loss)
    attributable to
    common shares....   $ (111,470)
                        ==========
Earnings (loss) per
  share (Note 6):
  Primary............   $    (0.43)
                        ==========
  Fully Diluted......   $    (0.43)
                        ==========
Shares used in per
  share calculations;
  average shares
  outstanding:
  Primary............      260,133
                        ==========
  Fully Diluted......      260,133
                        ==========
Common shares
  outstanding at
  December 31,
  1996...............      218,242
                        ==========

* Reflects certain reclassifications to conform to the 1997 presentation.

 See notes to unaudited pro forma condensed consolidated financial statements.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

   AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             AND DECEMBER 31, 1996

     1. The following facts and assumptions in notes (a) through (d) were used in determining the effect on the pro forma statements of operations for the increase in Loral's ownership of SS/L to 100%. Such transactions are reflected in Loral's September 30, 1997 historical balance sheet.

          (a) Pursuant to agreements negotiated in December 1996 and February 1997, Loral acquired 49% of SS/L from four international aerospace and communications companies (the "Alliance Partners") between March 25, 1997 and June 23, 1997 for $374 million. These transactions, in which Loral acquired 24.5% of SS/L for $93.5 million in cash and $93.5 million in convertible preferred equivalent obligations ("CPEOs"), and the remaining 24.5% of SS/L acquired on June 23, 1997 for 8,042,922 shares of Loral Common Stock and 1,063,663 shares of Loral Series C Preferred Stock are reflected in Loral's historical unaudited condensed consolidated balance sheet as of September 30, 1997. On June 5, 1997, the CPEOs were exchanged into shares of Loral's Series C Preferred Stock after shareholder approval (the "Exchange").

           In August 1996, Loral increased its ownership of SS/L to 51% through the acquisition of an 18.3% interest held by certain partnerships affiliated with Lehman Brothers (the "Lehman Partnerships") for $110.0 million including cash of $4 million, 7.5 million shares of Loral Common Stock, and 267,256 shares of common stock of Globalstar Telecommunications Limited previously held by a Loral subsidiary. In accordance with the terms of Loral's agreement with the Lehman Partnerships, the purchase price was increased by $9.2 million in April 1997.

           Loral increased its ownership of SS/L to 75.5% and entered into agreements to acquire the remaining 24.5% during the first quarter of 1997. Accordingly, Loral discontinued the equity method of accounting and began consolidating the results of SS/L as of January 1, 1997, with a reduction for SS/L's earnings attributable to its other shareholders.

           The acquisition of SS/L common stock has been accounted for as a purchase. The cost in excess of net assets acquired arising from this acquisition is being amortized over 40 years. A pro forma adjustment of $1.7 million to amortization expense was made to the unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 1996. Loral's historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 1997 reflects the results of operations of SS/L from January 1, 1997 and the related minority interest of the SS/L equity not owned by Loral during the period. Loral's historical unaudited condensed consolidated statement of operations for the nine months ended December 31, 1996 includes SS/L's operations using the equity method of accounting. Pro forma adjustments assume that Loral had acquired 100% of the common stock of SS/L as of April 1, 1996.

          (b) The purchase price for SS/L was determined through arm's length bargaining between Loral and the Alliance Partners and Loral and the Lehman partnerships. The cash portion of the acquisition was financed with cash on hand. The unaudited pro forma condensed consolidated statements of operations reflect charges for interest expense of 7% on the cash portion of the purchase price and 6% on the CPEOs and preferred stock portion of the purchase price. Loral intends to refinance the cash portion of the purchase price with debt. The fixed payments under the CPEOs and preferred stock have been reflected as interest expense for periods prior to the exchange. The interest charge of 7% on the cash portion of the purchase price reflects the interest rate on Loral's current borrowing under its revolving credit facility.

          (c) Other pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1997, include elimination of SS/L's sales to Skynet of $24.8 million and related costs and expenses of $22.5 million for the period January 1, 1997 through March 14, 1997. Other pro forma adjustments to the unaudited pro forma condensed consolidated

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     statement of operations for the nine months ended December 31, 1996 include elimination of SS/L's sales to Skynet of $96.5 million and related cost of sales of $82.1 million and elimination of Loral's equity in the net income of SS/L based on its historical ownership interest during the period.

          (d) A statutory (Federal and state) tax rate of 41%, adjusted for non-deductible interest and goodwill, was assumed with respect to the pro forma adjustments.

     2. The following facts and assumptions in notes (e) through (g) were used in determining the pro forma effect of the acquisition of Skynet from AT&T.

     On March 14, 1997 Loral acquired certain assets of Skynet for $478.1 million in cash. The price reflects a reduction from the $712.5 million price originally agreed upon in September 1996 arising from an adjustment resulting from the failure of Skynet's Telstar 401 satellite in January 1997. The price is subject to further adjustment based upon net assets delivered at closing, as defined.

     This acquisition has been accounted for as a purchase. Loral's historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 1997 reflects the operations of Skynet from the date of acquisition through September 30, 1997. The Skynet preacquisition period January 1, 1997 through March 14, 1997 is presented in the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1997. The Skynet historical unaudited condensed consolidated statement of operations included in the unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 1996 includes the operations of Skynet for the entire period. The Skynet operations have been calculated by deducting the Skynet operations for the three month period ended March 31, 1996 from the Skynet operations for the year ended December 31, 1996. Revenues, operating income and net income for Skynet for the three months ended March 31, 1996 were $39.9 million, $19.0 million and $9.3 million, respectively. Pro forma adjustments have been calculated for the nine month period.

          (e) The purchase price for Skynet was determined through arm's length bargaining between Loral and AT&T. The acquisition was initially financed with cash on hand. A portion of the purchase price is expected to be refinanced with debt. The pro forma adjustment for interest expense reflects charges for interest based on an adjusted purchase price of $478.1 million for the period January 1, 1997 through March 14, 1997 and an unadjusted price of $712.5 million for the nine months ended December 31, 1996 at an assumed interest rate of 7%, reduced for capitalized interest of $2.9 million for the period January 1, 1997 through March 14, 1997 and $7.5 million for the nine months ended December 31, 1996 and interest expense recorded by Skynet of $2.5 million for the period January 1, 1997 through March 14, 1997 and $11.3 million for the nine months ended December 31, 1996. Loral intends to refinance a portion of the purchase price with debt. The interest charge of 7% on the cash portion of the purchase price reflects the interest rate on Loral's current borrowing under its revolving credit facility. The unadjusted purchase price of $712.5 million was used as the basis of the interest expense calculation during the nine months ended December 31, 1996 because Telstar 401 was operating and generating revenues during that entire period.

          (f) During the fourth quarter of 1997, Loral revised its allocations of fair values for the acquisition, which are included in Loral's September 30, 1997 historical balance sheet. Such adjustments resulted primarily in an increase to the value of the satellites and a reduction in cost in excess of net assets acquired. Other adjustments to the unaudited pro forma condensed consolidated balance sheet include an additional accrual for long-term customer obligations associated with the failure of Telstar 401 which reflects finalization of lease obligations related to replacement and backup capacity for sold transponders on Telstar 401. These adjustments and the resulting changes in accumulated depreciation and amortization of cost in excess of net assets acquired have been reflected in the pro forma balance sheet as of September 30, 1997. After giving effect to such revised allocations, the estimated excess of purchase price over net assets acquired of $69.4 million is being amortized over 40 years. Other purchase accounting

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     adjustments to the unaudited pro forma condensed consolidated statement of operations for the period January 1, 1997 through March 14, 1997, pursuant to the provisions of Accounting Principles Board Opinion No. 16, include depreciation expense related to the excess of fair value over carrying value of $89.2 million using estimated useful lives of 12.5 to 18 years. Other purchase accounting adjustments to the unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 1996 include depreciation expense over an estimated weighted average ten year life for the excess of fair value over the carrying value of $278.6 million. For purposes of this adjustment, the fair value of fixed assets includes an estimated fair value of Telstar 401, and historical book value includes the carrying value of Telstar 401. Additional pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1997 and December 31, 1996 include $0.4 million and $1.3 million, of amortization of the excess of purchase price over fair value and $0.7 million and $20.2 million of depreciation expense related to the difference between the fair value of assets acquired and their related carrying values.

          (g) A statutory (Federal and state) tax rate of 39% was assumed with respect to the pro forma adjustments.

     3. The following facts and assumptions in note (h) were used in determining the pro forma effect of the investment in SatMex.

          (h) Loral and Telefonica Autrey, (the "Sponsors") formed a joint venture ("Holdings") which acquired, through a wholly owned subsidiary ("Acquisition Sub"), 75% of the outstanding capital stock of SatMex for $638.0 million, paid in two installments. The first installment was paid on November 17, 1997 using $141.1 million of equity contributed by the Sponsors and $52.5 million of debt incurred by Acquisition Sub. Loral's investment was $91.7 million for a 49% indirect economic interest in SatMex. As part of the Acquisition, Holdings entered into a $125.1 million seven year obligation to the Mexican government ("Government Obligation") in consideration for the assumption by SatMex of the debt incurred in connection with the Acquisition. The final installment plus interest, financed with debt incurred by Acquisition Sub, was paid on December 29, 1997. Loral will account for this investment under the equity method of accounting. The unaudited pro forma condensed consolidated balance sheet reflects a reduction in cash and increase in investments in affiliates to record Loral's investment in SatMex.

          Pro forma adjustments were made to the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 1997 and December 31, 1996 to reflect the equity in earnings of SatMex as if the investment was made April 1, 1996. The pro forma adjustments were based on the unaudited pro forma financial statements of SatMex for the nine months ended September 30, 1997 and the year ended December 31, 1996. Interim historical financial statements of SatMex for the nine months ended December 31, 1996 are not available. Therefore, net income for the nine months ended December 31, 1996 was calculated on a pro rata basis using the historical net income for the year ended December 31, 1996 adjusted for a major customer contract entered into in October 1997. The pro forma adjustments for the nine months ended December 31, 1996 were calculated on a pro rata basis with the exception of financing fees which were assumed to have been incurred on April 1, 1996. Management believes that this method provides a reasonable approximation of SatMex's historical and pro forma results of operations for the nine months ended December 31, 1996.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     The pro forma adjustment for equity in net loss of affiliates was calculated as follows (amounts in thousands of U.S. dollars):

                                                           NINE MONTHS ENDED
                                                     -----------------------------
                                                     SEPTEMBER 30,    DECEMBER 31,
                                                         1997             1996
                                                     -------------    ------------
Historical net income of SatMex....................    $ 35,052         $ 14,744
Pro forma adjustments:
Amortization of Concessions........................      (8,265)          (8,265)
Interest expense...................................     (43,920)         (43,920)
Amortization of deferred financing costs...........      (1,785)          (1,785)
Financing fees.....................................          --           (8,850)
Amortization of offering costs.....................        (667)            (667)
Adjustments to reflect post-acquisition
  operations.......................................      (3,942)          (4,406)
Reversal of Government assessment..................       4,809            3,401
Income tax benefit.................................       2,479           10,501
                                                       --------         --------
Total pro forma adjustments........................     (51,291)         (53,991)
                                                       --------         --------
Pro forma net loss of SatMex.......................     (16,239)         (39,247)
Loral indirect ownership interest in SatMex........          49%              49%
                                                       --------         --------
Loral share of SatMex pro forma net loss...........      (7,957)         (19,231)
Loral share of management and intellectual property
  fees.............................................       1,499              868
Loral share of Holdings' interest on Government
  Obligation.......................................      (4,989)          (4,989)
                                                       --------         --------
Pro forma equity in net loss of affiliates.........    $(11,447)        $(23,352)
                                                       ========         ========

          The cost in excess of net assets acquired has been assigned to the orbital slot concessions received from the Mexican government ("Concessions") and is being amortized over 40 years. Interest has been reflected at rates ranging from 9.37% to 10.13% plus Mexican withholding tax, and deferred financing and offering costs are being amortized over 6 to 7 years, when the related debt matures. Other pro forma adjustments have been made to reflect revenue and expenses on a post-acquisition basis. Revenue adjustments reflect reduced revenues from Telecomm based upon new contracts entered into concurrent with the acquisition. Operating expense adjustments include increased payroll cost to post-acquisition pay scales, increased in-orbit insurance premiums driven by higher levels of insurance required due to the financings, incremental lease costs, reversal of non-recurring bad debt recoveries recorded in 1997, management and intellectual property fees to be paid to the Sponsors and elimination of non-recurring bonuses and employment costs related to the privatization. Pro forma adjustments have been made to eliminate assessments from the Mexican Government. A pro forma tax benefit has been reflected on the pro forma adjustments and historical income.

          Pro forma adjustments related to affiliates of Loral other than SatMex include Loral's share of the Government Obligation interest expense which accrues at 12% per year applied to the discounted amount of $85.3 million and management and intellectual property fees payable from SatMex to other Loral affiliates.

          The unaudited pro forma condensed consolidated statements of operations reflect charges for interest expense of 7% on the cash portion of the purchase price. Loral intends to refinance a portion of the purchase price with debt. The interest charge of 7% on the cash portion of the purchase price reflects the interest rate on Loral's current borrowing under its revolving credit facility.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     4. The following facts and assumptions were used in determining the pro forma effect on Orion of the January merger, Exchange, Bond Offering and Debentures Offering completed in January 1997 (see "Information about
Orion -- Recent Developments"):

          The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 1997 and December 31, 1996 have been prepared as if the transactions took place on April 1, 1996. The unaudited pro forma condensed consolidated financial statements do not purport to present the actual financial position or results of operations of Orion had the transactions in fact occurred on the dates specified, nor are they indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed consolidated financial statements are based on the assumptions and adjustments further described herein.

     The tables below illustrate the January Transaction adjustments made to the Orion historical statements of operations for the nine month periods ended September 30, 1997 and December 31, 1996. Certain historical items have been reclassified to conform to the condensed pro forma presentation.

                                                                       NINE MONTHS ENDED
                                                                       SEPTEMBER 30, 1997
                                                                         (IN THOUSANDS)
                                                             --------------------------------------
                                                                        PRO FORMA ORION
                                                             --------------------------------------
                                                              ACTUAL       ORION            ORION
                                                              ORION     ADJUSTMENTS       PRO FORMA
                                                             --------   -----------       ---------
Revenues...................................................  $ 54,539    $     --         $ 54,539
Costs and expenses.........................................    85,042         417(ii)       85,459
                                                             --------    --------         --------
  Operating loss...........................................   (30,503)       (417)         (30,920)
Interest income (expenses), net............................   (44,036)     (8,805)(iii)    (52,841)
Other income (expenses)....................................        21          --               21
                                                             --------    --------         --------
  Loss before extraordinary item and minority interest.....   (74,518)     (9,222)         (83,740)
Extraordinary item.........................................   (15,763)     15,763(i)            --
Minority interest..........................................    12,043     (12,043)(iv)          --
                                                             --------    --------         --------
  Net loss.................................................   (78,238)     (5,502)         (83,740)
Preferred dividends........................................    (6,281)       (652)(v)       (6,933)
                                                             --------    --------         --------
  Net loss attributable to common shares...................  $(84,519)   $ (6,154)        $(90,673)
                                                             ========    ========         ========

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                                      NINE MONTHS ENDED
                                                                      DECEMBER 31, 1996
                                                                        (IN THOUSANDS)
                                                            --------------------------------------
                                                                       PRO FORMA ORION
                                                            --------------------------------------
                                                             ACTUAL       ORION            ORION
                                                             ORION     ADJUSTMENTS       PRO FORMA
                                                            --------   -----------       ---------
Revenues..................................................  $ 34,201    $     --         $  34,201
Costs and expenses........................................    60,398       3,751(ii)        64,149
                                                            --------    --------         ---------
  Operating loss..........................................   (26,197)     (3,751)          (29,948)
Interest income (expenses), net...........................   (18,642)    (51,488)(iii)     (70,130)
Other income (expenses)...................................        --          --                --
                                                            --------    --------         ---------
  Loss before minority interest...........................   (44,839)    (55,239)         (100,078)
Minority interest.........................................    24,896     (24,896)(iv)           --
                                                            --------    --------         ---------
  Net loss................................................   (19,943)    (80,135)         (100,078)
Preferred dividends.......................................      (991)     (5,846)(v)        (6,837)
                                                            --------    --------         ---------
  Net loss attributable to common shares..................  $(20,934)   $(85,981)        $(106,915)
                                                            ========    ========         =========

---------------
 (i) Excludes the $15.8 million extraordinary loss on the extinguishment of debt as a result of the refinancing of the Orion 1 Credit Facility.

 (ii) Reflects depreciation on the step up in basis on the Orion 1 satellite of $.3 million and $2.4 million for the nine months ended September 30, 1997 and December 31, 1996, respectively; and the amortization of excess cost over fair value of net assets acquired of $.1 million and $1.4 million for the nine months ended September 30, 1997 and December 31, 1996, respectively, resulting from the acquisition of the Limited Partners' partnership interests in Orion Atlantic over the estimated useful life of the satellite of 10.5 years.

(iii) Reflects the adjustment to interest as follows (in thousands):

                                                           NINE MONTHS ENDED
                                                     -----------------------------
                                                     SEPTEMBER 30,    DECEMBER 31,
                                                         1997             1996
                                                     -------------    ------------
Reduction in Orion 1 Credit Facility interest
  expense..........................................     $(1,359)        $(12,003)
Reduction in Orion 1 Credit Facility interest rate
  cap expense......................................        (377)          (1,092)
Reduction in amortization of deferred financing
  costs on the Orion 1 Credit Facility.............        (178)          (1,598)
Interest expense on Senior Notes...................       4,172           37,837
Interest expense on Senior Discount Notes..........       6,155           26,029
Interest expense on Debentures.....................         438            2,245
Interest expense from amortization of deferred
  financing costs on new borrowings................         194            1,748
Reduction in interest expense relating to repayment
  of other obligations to Limited Partners.........        (240)          (1,678)
                                                        -------         --------
     Net increase in pro forma interest expense....     $ 8,805         $ 51,488
                                                        =======         ========

 (iv) Elimination of minority interest as a result of the Exchange.

 (v) Dividend requirement on the Orion Newco Series C Preferred Stock issued as a result of the Exchange, as well as pro rata accretion to redemption value over a 25 year period.

     5. The following facts and assumptions in notes (i) and (l) were used in determining the pro forma effect of the proposed acquisition of Orion.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          (i) On October 7, 1997, Loral agreed to acquire 100% of Orion's outstanding capital stock for Loral common stock. The purchase price of approximately $461.5 million, including estimated expenses of $5 million, was based on a closing price of $22.75 of Loral Common Stock on December 2, 1997. The price was determined pursuant to the requirements of APB No. 16 and EITF 95-19 and assumed the issuance of 19.1 million shares of Loral Common Stock (including the conversion of Orion's redeemable convertible preferred stock and 8.75% convertible debentures), the exchange of options and warrants to purchase common stock and the elimination of the Orion shares held by SS/L. The transaction is expected to close in the first quarter of 1998 and is subject to regulatory and Orion shareholder approvals. At the close, each share of Orion Capital Stock will be converted into $17.50 worth of Loral Common Stock assuming the "determination price", as defined, of Loral Common Stock is between $16.305 and $24.458. If the determination price is at or outside either end of this range, each Orion share will be converted into a fixed number of Loral common shares obtained by dividing $17.50 by the high or low end of the range, as appropriate. In no case will the exchange ratio be fewer than
     0.71553 shares of Loral Common Stock for each share of Orion Capital Stock. The purchase price excludes the repurchase of Orion's Senior Notes and Senior Discount Notes ("Notes"). Under certain change in control provisions contained in the applicable agreements thereto, Orion is required to offer to repurchase the Notes. Since the market value of the Notes exceeds the call value, Loral does not believe the noteholders will accept the repurchase offer. See "Risk Factors -- Risk Related to the
     Transactions -- Offer to Purchase Orion's Senior Notes and Senior Discount Notes." The unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition of Orion's net assets had been completed on September 30, 1997.

          This acquisition will be accounted for as a purchase. Pro forma adjustments to the unaudited condensed consolidated statement of operations have been calculated for the nine month periods ended December 31, 1996 and September 30, 1997, respectively. These unaudited pro forma condensed consolidated statement of operations adjustments have been prepared as if the proposed acquisition of Orion had occurred on April 1, 1996. Orion operations have been calculated by deducting the Orion operations for the three month period ended March 31, 1996 from the Orion operations for the year ended December 31, 1996. Such operations give effect on a pro forma basis to certain transactions completed by Orion in January 1997, as if such transactions had been completed January 1, 1996. Revenues, operating loss and net loss attributable to common shareholders for Orion on a pro forma basis for the three months ended March 31, 1996 were $7.6 million, $11.1 million and $37.4 million, respectively.

          (j) The estimated excess of purchase price over the net assets acquired of $385.8 million is being amortized over 40 years. Orion's identifiable assets and liabilities used in the preparation of these unaudited pro forma condensed consolidated financial statements were based on historical cost, pending the completion of an independent valuation and allocation of their respective fair values, which are not expected to result in material adjustments. Other pro forma adjustments to the unaudited condensed consolidated balance sheet include (i) the assumed conversion to equity at September 30, 1997 of Orion's Series A 8% Cumulative Redeemable Convertible Preferred Stock aggregating $16.9 million at September 30, 1997 plus accrued dividends; Series B 8% Cumulative Redeemable Convertible Preferred Stock aggregating $5.1 million at September 30, 1997 plus accrued dividends; Series C 6% Cumulative Redeemable Convertible Preferred Stock aggregating $95.9 million at September 30, 1997 plus accrued dividends and $60.0 million, 8.75% convertible debentures dated January 31, 1997 and the elimination of the accrued interest thereon; (ii) the elimination of Orion's goodwill aggregating $21.1 million at September 30, 1997; and (iii) the accrual of $7 million relating to the assumed acceleration of vesting of Non-Employee Director unvested stock options in connection with the Merger.

          (k) Other pro forma adjustments to the unaudited condensed consolidated statement of operations include amortization expense of the preliminary valuation of the excess purchase price, preferred

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     dividends, interest expense on the convertible debentures from the historical Orion results and unearned compensation of $5.9 million and the related amortization, resulting from the difference between the purchase price and exercise price of unvested options.

          (l) A tax benefit was recorded as an adjustment to the unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 1996 and September 30, 1997 related to the Orion loss which would have been available to Loral on its US income tax return. A statutory (federal and state) tax rate of 40% was applied to certain pro forma adjustments for the nine months ended September 30, 1997.

     6. Primary and fully diluted earnings per share are computed based upon the weighted average number of shares of common stock and common equivalent shares (Loral Series A Preferred Stock) outstanding, after giving pro forma effect to the shares issued for the transactions described above. The Loral Series C Preferred Stock was excluded from the earnings per share calculations as their effect would have been anti-dilutive.

     The following table presents the shares used in the pro forma earning
(loss) per share calculations (in thousands):

                                                           NINE MONTHS ENDED
                                                     -----------------------------
                                                     SEPTEMBER 30,    DECEMBER 31,
                                                         1997             1996
                                                     -------------    ------------
Shares -- historical financial statements..........     240,539         229,396
Shares issued to acquire SS/L -- weighted
  average..........................................       5,126          11,630
                                                        -------         -------
                                                        245,665         241,026
Assumed issuance of shares to Orion shareholders...      19,107          19,107
                                                        -------         -------
Pro forma shares used in per share calculations....     264,772         260,133
                                                        =======         =======